Exhibit 1.1

2 ABB LTD, ZURICH

—
MARCH 26, 2020
Articles of Incorporation
of ABB Ltd, Zurich
This is a translation of the original German version.

In case of any discrepancy, the German version shall prevail.

ARTICLES OF INCORPORATION 3

—
SECTION 1:
Name, Place of Incorporation,
Purpose and Duration
Name, Place of
Incorporation
ARTICLE 1
Under the name

ABB Ltd

ABB AG

ABB SA

there exists a corporation with its place of incorporation

in Zurich.
Purpose ARTICLE 2
1.

The purpose of the Company is to hold interests in business enterprises, particularly in enterprises active in the areas of industry, trade and services.
2.

The Company may acquire, encumber, exploit or sell real estate and intellectual property rights in Switzerland and abroad and may also

finance other
companies.
3.

The Company may engage in all types of transactions

and may take all
measures that appear appropriate to promote, or that are related to, the purpose of the Company.
4.

In pursuing its purpose, the Company shall strive for

long-term sustainable
value creation.
Duration ARTICLE 3
The duration of the Company shall be unlimited.

—
SECTION 2:
Share Capital
Share Capital ARTICLE 4
1

The share capital of the Company is CHF 260 177 791.68 and

is divided into
2 168 148 264 fully paid registered shares. Each share has a par value of
CHF 0.12.
2

Upon resolution of the General Meeting of Shareholders, registered shares may
be converted into bearer shares and bearer shares may be

converted into
registered shares.
Contingent
Share Capital
ARTICLE 4
BIS
1

The share capital may be increased in an amount not

to exceed CHF 25 200 000
through the issuance of up to 210 000 000 fully paid registered shares with

a
par value of CHF 0.12 per share,

a)

up to the amount of CHF 24 000 000 through the exercise of conversion rights and/or warrants granted in connection with the

issuance on national
or international capital markets of newly or already issued bonds or other
financial market instruments by the Company or one of its group companies, and

b)

up to the amount of CHF 1 200 000 through the exercise of warrant rights
granted to the shareholders by the Company or one of its group companies. The Board of Directors may grant warrant rights not taken up by shareholders for other purposes in the interest of the Company.
The pre-emptive rights of the shareholders shall be excluded in connection with
the issuance of convertible or warrant-bearing

bonds or other financial market
instruments or the grant of warrant rights. The then

current owners of
conversion rights and/or warrants shall be

entitled to subscribe for the new
shares. The conditions of the conversion rights and/or

warrants shall be
determined by the Board of Directors.
2

The acquisition of shares through the exercise of conversion rights and/

or
warrants and each subsequent transfer of the shares shall

be subject to the
restrictions of Art. 5 of these Articles of Incorporation.
3

In connection with the issuance by the Company or one

of its group companies
of convertible or warrant-bearing bonds or other

financial market instruments,
the Board of Directors shall be authorized to restrict or deny the advance subscription rights of shareholders if such issuances

are for the purpose of
financing or refinancing the acquisition of an enterprise,

parts of an enterprise,
partcipations or new investments or the issuance on

national or international
capital markets.

ARTICLES OF INCORPORATION 5

If advance subscription rights are denied by the Board of Directors, the following shall apply: the convertible

or warrant-bearing bonds or other
financial market instruments shall be issued at the relevant market conditions
and the new shares shall be issued pursuant to the

relevant market conditions
taking into account the share price and/or other comparable

instruments
having a market price. Conversion rights may be

exercised during a maximum
10-year period, and warrants may be exercised during

a maximum 7-year
period, in each case from the date of the respective issuance. The advance
subscription rights of the shareholders may be granted

indirectly.
4

The share capital may be increased in an amount not

to exceed CHF 11 284 656
through the issuance

of up to 94 038 800 fully paid registered shares with a par
value of CHF 0.12 per share by the issuance of new shares to employees of the
Company and group companies. The pre-emptive and advance subscription rights of the shareholders of the Company shall thereby be excluded.

The
shares or rights to subscribe for shares shall be issued to employees pursuant to
one or more regulations to be issued by the Board of Directors, taking into account performance, functions, levels of responsibility

and profitability criteria.
Shares or subscription rights may be issued to employees

at a price lower than
that quoted on the stock exchange.
5

The acquisition of shares within the context of employee share ownership

and
each subsequent transfer of the shares shall be subject

to the restrictions of Art.
5 of these Articles of Incorporation.
Authorized
Share Capital
ARTICLE 4
TER
1

The Board of Directors shall be authorized to increase the share capital in an
amount not to exceed CHF 24 000 000 through the

issuance of up to
200 000 000 fully paid registered shares with a par value of CHF 0.12 per share by not later than May 2,

2021. Increases in partial amounts shall be permitted.
2

The subscription and acquisition of the new shares, as well

as each subsequent
transfer of the shares, shall be subject to the restrictions of Art.

5 of these
Articles of Incorporation.
3

The Board of Directors shall determine the date of issue of new shares, the issue price, the type of payment, the conditions for the exercise

of pre-emptive rights,
and the beginning date for dividend entitlement.

In this regard, the Board of
Directors may issue new shares by means of a firm underwriting through a
banking institution, a syndicate or another third party

with a subsequent offer
of these shares to the shareholders. The Board of Directors may permit pre-
emptive rights that have not been exercised to expire or it may place these
rights and/or shares as to which pre-emptive rights have been granted but not
exercised, at

market conditions or use them for other purposes

in the interest of the
Company.
4

The Board of Directors is further authorized to restrict or

deny the pre-emptive
rights of shareholders and allocate such rights to third parties if the shares are
to be used:
a)

for the acquisition of an enterprise, parts of an enterprise,

or participations,
or for new investments, or, in case of a share placement, for the financing or refinancing of such transactions; or
b)

for the purpose of broadening the shareholder constituency in connection with a listing of shares on domestic or foreign stock exchanges.
Share Register
and Restrictions
on Registration,
Nominees
ARTICLE 5
1

The Company shall maintain a share register listing the surname and first name
(in the case of legal entities, the company name) and address of the holders and
usufructuaries of the registered shares.

2

Acquirers of registered shares shall be registered upon request in the share register as shareholders with the right to vote, provided that they expressly declare that they acquired the registered shares in their own name and for their
own account.
3

If persons fail to expressly declare in their registration applications that they
hold the shares for their own account (the “Nominees”),

the Board of Directors
shall enter such persons in the share register with the right to vote, provided
that the Nominee has entered into an agreement with the Board of Directors concerning his status and is subject to a recognized bank or financial market
supervision.
4

After hearing the registered shareholder or Nominee,

the Board of Directors
may cancel registrations in the share register, retroactive to the date of registration, if such registrations were made based on incorrect information.

The
relevant shareholder or Nominee shall be informed immediately as to the
cancellation.
5

The Board of Directors shall regulate the details and issue the instructions necessary for compliance with the

preceding provisions. In special cases, it may
grant exemptions from the rule concerning Nominees.

The Board of Directors
may delegate its duties.
6

Notwithstanding paras. 2–4 of this article, acquirers

of registered shares may be
registered in the share register with Euroclear Sweden AB (“Euroclear”)

in
accordance with Swedish law.

ARTICLES OF INCORPORATION 7

Share Certificates
and
Intermediated
Securities
ARTICLE 6
1

The Company may issue its registered shares in the form of single certificates, global certificates and uncertificated

securities. Under the conditions set forth
by statutory law,

the Company may convert its registered shares from one

form
into another form at any time and without the approval of the shareholders. The
Company shall bear the cost of any such conversion.
2

If registered shares are issued in the form of single certificates or global certificates, they shall bear the signatures

of two members of the Board of
Directors. These signatures may be facsimile signatures.

3

The shareholder has no right to demand a conversion

of the form of the
registered shares. Each shareholder may, however, at any time request a written confirmation from the Company of the registered shares held by such shareholder, as reflected in the share register.
4

Intermediated securities based on registered shares of the Company cannot be transferred by way of assignment. A security

interest in any such intermediated
securities also cannot be granted by way of assignment.
5

Uncertificated registered shares registered with Euroclear may be pledged in
accordance

with Swedish law.
Exercise of Rights ARTICLE 7
1

The Company shall only accept one representative per share.
2

The right to vote and rights relating thereto under a registered share may be exercised vis-à-vis the Company only by a shareholder, usufructuary

or
Nominee registered in the share register with the right to vote.
Dividend
Access Facility
ARTICLE 8
1

The Company has established a dividend access facility

under which
shareholders who are resident in Sweden have the option to be registered with
Euroclear as holders of a total of up to 600 004 716 registered shares of the
Company, with suspended dividend entitlement. The claim to dividends against
the Company on such registered shares shall be suspended as long as such
registered shares are registered with Euroclear. In lieu thereof, on each such registered share, an amount equivalent to the dividend resolved on a registered share of the Company shall be paid in Swedish krona by ABB Norden Holding
AB based on the dividend entitlement

on a preference share.
2

In deciding on the appropriation of dividends, the General

Meeting of
Shareholders shall take into account that the Company will

pay dividends only
on shares that do not participate in the dividend access

facility.

—
SECTION 3:
Corporate Bodies
A. General Meeting of
Shareholders
Competence ARTICLE 9
The General Meeting of Shareholders is the supreme body

of the Company.
Ordinary
General
Meetings
ARTICLE 10
The Ordinary General Meeting of Shareholders

shall be held each year within six
months after the close of the fiscal year of the Company; the business report, the
compensation report and the Auditors’ reports

shall be made available for
inspection by the shareholders at the place of incorporation of the Company by no
later than twenty days prior to the meeting. Each shareholder is entitled to request
immediate delivery of a copy of these documents. Shareholders will be notified of
this in writing.
Extraordinary
General Meetings
ARTICLE 11
1

Extraordinary General Meetings of Shareholders

shall be held when deemed
necessary by the Board of Directors or the Auditors.
2

Furthermore, Extraordinary General

Meetings of Shareholders shall be convened
upon resolution of a General Meeting of Shareholders or if this is requested by
one or more shareholders who represent an aggregate of at least one-tenth of
the share capital and who submit a petition signed

by such shareholder(s),
specifying the items for the agenda and the proposals.

Notice of
General
Meetings
ARTICLE 12
1

Notice of General Meetings of Shareholders shall be given by the

Board of
Directors or, if necessary, by the Auditors, by no later than twenty days prior to the meeting date. Notice of the meeting shall be given by

way of an
announcement appearing once in the official publication

organ of the
Company. Shareholders may also be informed by ordinary mail. Liquidators

and
representatives of bondholders shall also be entitled to call a General

Meeting
of Shareholders.
2

The notice of a meeting shall state the items on the agenda

and the proposals
of the Board of Directors and of the shareholders who demanded that a General
Meeting of Shareholders be held or that an item be included

on the agenda
and, in case of elections, the names of the nominated candidates.

ARTICLES OF INCORPORATION 9

Agenda ARTICLE 13
1

One or more shareholders whose combined shareholdings

represent an
aggregate par value of at least CHF 48 000 may demand that an item be
included on the agenda of a General Meeting of Shareholders.

Such inclusion
must be requested in writing at least forty

days prior to the meeting and shall
specify the agenda items and proposals of such shareholder(s).
2

No resolutions may be passed at a General Meeting of Shareholders concerning
agenda items for which proper notice was not given. This

provision shall not
apply, however, to proposals made during a General Meeting of Shareholders to convene an Extraordinary General Meeting

of Shareholders or to initiate a
special audit.
3

No previous notification shall be required for proposals concerning items
included on the agenda and for debates as to which no vote

is taken.
Presiding
Officer, Minutes,
Vote Counters
ARTICLE 14
1

The General Meeting of Shareholders shall be held at

the place of incorporation
of the Company, unless the Board of Directors decides otherwise. The Chairman of the Board or, in his absence, a Vice-Chairman or any other Member appointed by the Board, shall take the chair.

2

The presiding officer shall appoint the secretary

and the vote counters. The
minutes shall be signed by the presiding officer and the secretary.

3

The presiding officer shall have all powers and authority

necessary to ensure the
orderly and undisturbed conduct of the General Meeting

of Shareholders.
Proxies ARTICLE 15
1

The Board of Directors shall issue procedural rules regarding participation in and representation at the General Meeting of Shareholders.

2

A shareholder may be represented only by the independent

proxy
("Unabhängiger Stimmrechtsvertreter"), his legal representative or, by means of a written proxy, another shareholder with the right to vote. All shares held by one shareholder may be represented by only one representative.

3

The General Meeting of Shareholders shall elect the independent proxy for a
term of office extending until completion of the next Ordinary

General Meeting
of Shareholders. Re-election is possible.

4

If the Company does not have an independent proxy, the Board of Directors shall appoint the independent proxy for the next General

Meeting of
Shareholders.

Voting Rights ARTICLE 16
Subject to Art. 5 para. 2 of these Articles

of Incorporation, each share shall grant the
right to one vote.
Resolutions,
Elections
ARTICLE 17
1

Unless otherwise required by law, the General Meeting

of Shareholders shall
pass resolutions and decide elections upon an absolute

majority of the votes
represented.
2

Resolutions and elections shall be decided by a show

of hands, unless a secret
ballot is resolved by the General Meeting of Shareholders or is ordered by the
presiding officer. The presiding officer may also arrange for resolutions and elections to be carried out by electronic means. Resolutions and elections
carried out by electronic means are deemed to have the

same effect as secret
ballots.
3

The presiding officer may at any time order that an election or resolution be
repeated if, in his view, the results of the vote are in doubt. In this case, the preceding election or resolution shall be deemed to have not occurred.
4

If the first ballot fails to result in an election and more than one candidate is
standing for election, the presiding officer shall order a second ballot in which a
relative majority shall be decisive.

Specific Powers
of the General
Meeting
ARTICLE 18
The following powers shall be vested exclusively in the General

Meeting of
Shareholders:
a)

adoption and amendment of the Articles

of Incorporation;
b)

election of the members of the Board of Directors, the Chairman of the Board of
Directors, the members of the Compensation Committee,

the Auditors and the
independent proxy;
c)

approval of the annual management report and consolidated

financial
statements;
d)

approval of the annual financial statements and decision on the allocation of
profits shown on the balance sheet, in particular with

regard to dividends;
e)

approval of the compensation of the Board of Directors and of the Executive
Committee pursuant to Article 34 of these

Articles of Incorporation;
f)

granting discharge to the members of the Board of Directors and the persons entrusted with management;
g)

passing resolutions as to all matters reserved to the

authority of the General
Meeting by law or under these Articles

of Incorporation or that are submitted to
the General Meeting by the Board of Directors, subject to Art.

716a Swiss Code
of Obligations.

ARTICLES OF INCORPORATION 11

Special
Quorum
ARTICLE 19
The approval of at least two-thirds of the votes represented shall be required for resolutions of the General Meeting of Shareholders with respect to:
a)

a modification of the purpose of the Company;
b)

the creation of shares with increased voting powers;
c)

restrictions on the transfer of registered shares and the removal of such restrictions;
d)

restrictions on the exercise of the right to vote and the removal of such restrictions;
e)

an authorized or conditional increase in share capital;
f)

an increase in share capital through the conversion of capital surplus,

through
an in-kind contribution or in exchange for an acquisition

of property, and a
grant of special benefits;
g)

the restriction or denial of pre-emptive rights;
h)

a transfer of the place of incorporation of the Company;
i)

the dissolution of the Company.

B. Board of Directors
Number
of Directors
ARTICLE 20
The Board of Directors shall consist of no fewer than 7 and no more than 13 members.
Election, Term
of Office
ARTICLE 21
1

The members of the Board of Directors and the Chairman of the Board of
Directors shall be individually elected by the General

Meeting of Shareholders
for a term of office extending until completion of the next Ordinary

General
Meeting of Shareholders.
2

Members whose terms of office have expired shall be immediately eligible for
re-election.
3

If the office of the Chairman of the Board of Directors is vacant, the Board of
Directors shall appoint a new Chairman from among its

members for a term of
office extending until completion of the next Ordinary

General Meeting of
Shareholders.
Organization
of the Board,
Reimbursement
of Expenses
ARTICLE 22
1

Except for the election of the Chairman of the Board of Directors and the members of the Compensation Committee by the General

Meeting of
Shareholders, the Board of Directors shall constitute itself. It may elect from among its members one or several Vice-Chairmen.

It shall appoint a secretary
who need not be a member of the Board.
2

The members of the Board of Directors shall be entitled to the reimbursement of all expenses incurred in the interests of the Company.

Convening of
Meetings
ARTICLE 23
The Chairman shall convene meetings of the Board of Directors if and when the
need arises or whenever a member or the chief executive

officer so requests in
writing.
Resolutions ARTICLE 24
1

In order to pass resolutions, at least a majority of the members of the Board of
Directors must be present. No attendance quorum shall

be required for
resolutions of the Board of Directors providing for the confirmation of capital increases or for the amendment of the Articles of Incorporation in connection
therewith.
2

Resolutions of the Board of Directors shall be adopted upon a majority of the votes cast. In the event of a tie, the Chairman shall have the casting vote.
3

Resolutions may be passed by way of circulation (in writing), provided that no
member requests oral deliberation.
Specific Powers
of the Board
ARTICLE 25
1

The Board of Directors has, in particular, the following nondelegable and inalienable duties:
a)

the ultimate direction of the business of the Company and the issuance of
the necessary instructions;
b)

the determination of the organization of the Company;
c)

the administration of accounting, financial control and financial planning;
d)

the appointment and removal of the persons entrusted with management and representation of the Company;
e)

the ultimate supervision of the persons entrusted

with management of the
Company, specifically in view of their compliance with law, these Articles of
Incorporation, the regulations and directives;
f)

the preparation of the business report, the compensation report and the
General Meetings of Shareholders as well as the implementation of the
resolutions adopted by the General Meetings of Shareholders;
g)

the adoption of resolutions concerning an increase in share capital to the
extent that such power is vested in the Board of Directors (Art.

651 para. 4
Swiss Code of Obligations) and of resolutions concerning the confirmation of capital increases and corresponding amendments to the Articles of
Incorporation, as well as making the required report

on the capital increase;

h)

the notification of the court if liabilities

exceed assets.
2

In addition, the Board of Directors may pass resolutions with respect to all matters that are not reserved to the authority of the

General Meeting of
Shareholders by law or under these Articles

of Incorporation.

ARTICLES OF INCORPORATION 13

Delegation
of Powers
ARTICLE 26
Subject to Art. 25 of these Articles of

Incorporation, the Board of Directors may
delegate management of the Company in whole or in part

to individual directors or
to third persons pursuant to regulations governing the internal organization.
Signature
Power
ARTICLE 27
The due and valid representation of the Company by members of the

Board of
Directors or other persons shall be set forth

in regulations governing the internal
organization.
C. Compensation Committee
Number
of Members
ARTICLE 28
The Compensation Committee shall consist of no fewer than

three members of the
Board of Directors.
Election, Term
of Office
ARTICLE 29
1

The members of the Compensation Committee shall

be individually elected by
the General Meeting of Shareholders for a term of office extending until completion of the next Ordinary General

Meeting of Shareholders.
2

Members whose terms of office have expired shall be immediately eligible for
re-election.
3

If there are vacancies on the Compensation Committee, the Board of Directors
may appoint substitute members from among its

members for a term of office
extending until completion of the next Ordinary

General Meeting of
Shareholders.
Organization
of the
Compensation
Committee
ARTICLE 30
1

The Compensation Committee shall constitute itself. The Board of Directors shall elect the chairman of the Compensation Committee.
2

The Board of Directors shall issue regulations establishing the organization

and
decision-making process of the Compensation Committee.
Powers ARTICLE 31
1

The Compensation Committee shall support

the Board of Directors in
establishing and reviewing the compensation strategy

and guidelines as well as
in preparing the proposals to the General Meeting of Shareholders regarding
the compensation of the Board of Directors and of the Executive Committee,
and may submit proposals to the Board of Directors in other compensation-
related issues.

2

The Board of Directors shall determine in regulations for which positions of the
Board of Directors and of the Executive Committee the Compensation
Committee shall submit proposals for the performance

metrics, target values
and the compensation to the Board of Directors, and for which positions it shall
itself determine, in accordance with the Articles

of Incorporation and the
compensation

guidelines established by the Board of Directors, the
performance metrics, target values and the compensation.
3

The Board of Directors may delegate further tasks to the

Compensation
Committee that shall be determined in regulations.
D.

Auditors
Term, Powers
and Duties
ARTICLE 32
The Auditors, which shall be elected by the General

Meeting of Shareholders each
year, shall have the powers and duties vested in them by law.

ARTICLES OF INCORPORATION 15

—
SECTION 4:

Compensation of the Members
of the Board of Directors

and of
the Executive Committee
General
Compensation
Principles
ARTICLE 33
1

Compensation of the members of the Board of Directors consists of fixed compensation. Total compensation shall take into account position and level of responsibility of the recipient.
2

Compensation of the members of the Executive Committee

consists of fixed
and variable compensation elements. Fixed compensation

comprises the base
salary and other compensation elements.

Variable compensation may comprise
short-term and long-term variable compensation elements.

Total compensation
shall take into account position and level of responsibility of the recipient.
3

Short-term variable compensation elements

shall be governed by performance
metrics that take into account the performance

of the Company, the group or
parts thereof, targets in relation to the market, other companies or comparable benchmarks and/or individual targets, and achievement

of which is generally
measured during a one-year period. Depending on achieved

performance, the
compensation may amount to a multiplier of target level.
4

Long-term variable compensation elements shall be governed

by performance
metrics that take into account strategic and/or financial

objectives, achievement
of which is generally measured during a perennial period, as well as retention
elements. Depending on achieved performance,

the compensation may amount
to a multiplier of target level.
5

The Board of Directors or, to the extent delegated to it, the Compensation
Committee shall determine the performance

metrics and target levels of the
short-

and long-term variable compensation elements, as

well as their
achievement.
6

Compensation may be paid in the form of cash, shares, or in the form of other
types of benefits; for the Executive Committee, compensation may in addition
be paid in the form of share-based instruments or units. The

Board of Directors
or, to the extent delegated to it, the Compensation Committee shall determine grant, vesting, exercise and forfeiture

conditions. In particular, they may provide for continuation, acceleration

or
removal of vesting and exercise conditions, for payment or grant of compensation based upon assumed target achievement,

or for forfeiture, in
each case in the event of pre-determined events such as a change-of-control or termination of an employment or mandate agreement. The

Company may
procure the required shares through purchases in the market or by using contingent share capital.
7

Compensation may be paid by the Company or companies

controlled by it.
Approval of
Compensation by
the General
Meeting of
Shareholders
ARTICLE 34
1

The General Meeting of Shareholders shall approve the proposals of the Board
of Directors in relation to the maximum aggregate amounts of

a)

compensation of the Board of Directors for the next term of office;
b)

compensation of the Executive Committee for the following

financial year.
2

The Board of Directors may submit for approval by the General Meeting of
Shareholders deviating or additional proposals relating

to the same or different
periods.
3

In the event the General Meeting of Shareholders does

not approve a proposal
of the Board of Directors, the Board of Directors shall determine, taking into account all relevant factors, the respective (maximum) aggregate amount

or
(maximum) partial amounts, and submit

the amount(s) so determined for
approval by a General Meeting of Shareholders.
4

Compensation may be paid out prior to approval by the General

Meeting of
Shareholders subject to subsequent approval.
Supplementary
Amount for
Changes to the
Executive
Committee
ARTICLE 35
If the maximum aggregate amount of compensation already approved by the
General Meeting of Shareholders is not sufficient to also

cover the compensation of
one or more persons who become members

of the Executive Committee or are
being promoted within the Executive Committee after

the General Meeting of
Shareholders has approved the compensation of the Executive

Committee for the
relevant period, then the Company or companies controlled by it shall be
authorized to pay such members a supplementary

amount during the
compensation period(s) already approved. The supplementary

amount per
compensation period shall not exceed 30% of the maximum

aggregate amount of
compensation of the Executive Committee last approved.

ARTICLES OF INCORPORATION 17

—
SECTION 5:
Agreements with Members of
the Board of Directors and the
Executive Committee, Credits
Agreements with
Members of the
Board of
Directors and the
Executive
Committee
ARTICLE 36
1

The Company or companies controlled by it may enter into agreements for a
fixed term or for an indefinite term with members of the Board of Directors relating to their compensation. Duration and termination

shall comply with the
term of office and the law.
2

The Company or companies controlled by it may enter into employment agreements for a fixed term or for an indefinite term with members of the
Executive Committee. Employment agreements for a

fixed term may have a
maximum duration of one year. Renewal is possible. Employment agreements for an indefinite term may have a termination notice period

of maximum twelve
months.
3

The Company or companies controlled by it may enter into non-compete agreements with members of the Executive Committee for the

time after
termination of employment. Their duration shall not

exceed one year, and
consideration paid for such non-compete undertaking

shall not exceed the last
total annual compensation of such member of the Executive Committee.
Credits ARTICLE 37
Credits may not be granted to a member of the Board of Directors or of the
Executive Committee.

—
SECTION 6:
Mandates Outside the Group
Mandates
Outside the
Group
ARTICLE 38
1

No member of the Board of Directors may hold more than ten additional mandates, of which no more than four may be in listed companies.
2

No member of the Executive Committee may hold more than

five mandates, of
which no more than one may be in a listed company.
3

The following mandates shall not be subject to the limitations set forth in paras.
1 and 2 of this Article:
a)

mandates in companies which are controlled by the Company or which
control the Company;
b)

mandates held at the request of the Company or companies controlled by
it. No member of the Board of Directors or of the Executive Committee shall hold more than ten such mandates; and
c)

mandates in associations, charitable organizations,

foundations, trusts,
employee welfare foundations, educational institutions,

nonprofit
institutions and other similar organizations. No member

of the Board of
Directors or of the Executive Committee shall hold more than twenty-five such mandates.
4

Mandates shall mean mandates in the supreme governing

body of a legal entity
which is required to be registered in the commercial register or a comparable foreign register. Mandates in different legal entities that are under joint control or same beneficial ownership are deemed one mandate.

ARTICLES OF INCORPORATION 19

—
SECTION 7:
Annual Financial Statements,
Consolidated Financial
Statements and Profit Allocation
Fiscal Year,
Business Report
ARTICLE 39
1

The fiscal year shall close as of December 31 of each year, closing for the first time on December 31, 1999.

2

For each fiscal year, the Board of Directors shall prepare a business report including the annual financial statements (consisting

of the profit and loss
statements, balance sheet, cash flow statements and notes to the financial
statements), the annual management report

and consolidated financial
statements.
Allocation of
Profit Shown on
the Balance
Sheet, Reserves
ARTICLE 40
1

The profit shown on the balance sheet shall be allocated by the

General
Meeting of Shareholders within the limits set by applicable

law. The Board of
Directors shall submit its proposals to the General Meeting

of Shareholders.

2

Further reserves may be taken in addition

to the reserves required by law.
3

Dividends that have not been collected within five

years after their expiry date
shall pass to the Company and be allocated to the general

reserves.

—
SECTION 8:
Announcements,
Communications
Announcements,
Communications
ARTICLE 41
1

The official publication organ of the Company shall be the Swiss Official

Gazette
of Commerce.
2

To the extent that personal notification is not mandated by law, all communications to the shareholders shall be deemed

valid if published in the
Swiss Official Gazette of Commerce. Written communications by the Company
to its shareholders shall be sent by ordinary

mail to the last address of the
shareholder or authorized recipient entered in the share register.

Contact:

ABB Ltd
P.O. Box
CH-8050 Zurich
Phone +41 43 317 71 11
Fax +41 43 317 44 20

www.abb.com

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